Exhibit 99.1
NEWS RELEASE

For more information, contact:
Allen Muhich
Chief Financial Officer
503-615-1616
allen.muhich@radisys.com

RADISYS REPORTS SECOND QUARTER RESULTS AND COMPLETION OF ITS STRATEGIC ASSESSMENT

•	Revenue of $65.4 million; ATCA and Software-Solutions of $44.3 million accounted for 68% of total revenue.

•	The Company was awarded four new and incremental Media Resource Function (MRF) design wins with multiple carriers across multiple geographies.

•	Trillium license and professional service pipeline increased by over 40% entering Q3 2013 when compared to the beginning of 2013.

•	Second quarter platform design wins expected to result in approximately $70 million of revenue over the next five years.

•	Announces the completion of its strategic assessment.

•	Cash flow of $2.2 million increases cash balance to $33.9 million.

HILLSBORO, OR - July 30, 2013 - Radisys Corporation (NASDAQ: RSYS), a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications, announced second quarter 2013 revenues of $65.4 million and a GAAP net loss of $4.1 million or $0.14 per diluted share. Second quarter non-GAAP net income was $0.8 million or $0.03 per diluted share. Second quarter non-GAAP results exclude the amortization of acquired intangible assets, stock-based compensation, restructuring and acquisition-related charges, and non-cash tax expense. A reconciliation of GAAP to non-GAAP results is located in the tables included at the end of this press release.

Commenting on the second quarter results, Brian Bronson, Radisys' President and Chief Executive Officer stated, “Radisys met or exceeded virtually all of our second quarter strategic, operational, and financial objectives. Our strategy to leverage our MRF in applications such as VoLTE, audio and video transcoding and in providing Rich Communications Services (RCS) is continuing to gain momentum with four new second quarter MRF design wins. Coupled with a 40% increase in our Trillium license and professional service opportunities compared to six months ago, our Software-Solutions revenue is positioned for strong growth in the second half of 2013. We also had another solid design win quarter for our Platforms products, generated a non-GAAP profit with positive cash flow and have put plans in place to make all product lines profitable in the future.”

Other Second Quarter Financial Highlights

•
Total GAAP Research and Development (R&D) and Selling, General and Administrative (SG&A) expenses were $21.5 million and non-GAAP R&D and SG&A expenses were $20.6 million; representing a $1.0 million sequential reduction when compared to the first quarter of 2013 as the result of a $1.3 million gain associated with a license infringement settlement.

•
Cash and cash equivalents were $33.9 million at the end of the second quarter; a $2.2 million sequential increase from the first quarter. On July 29, 2013 the Company entered into an amended agreement with Silicon Valley Bank which extends the existing $40 million line of credit through July 2016. The amended line of credit allows the exclusion of $12 million in cash restructuring charges from the EBITDA covenant calculation and is designed to provide adequate access to capital as the Company completes planned restructuring activities and convertible debt repayment in February 2015.

Completion of Strategic Assessment

Mr. Bronson went on to comment about the completion of the Company's strategic assessment, “When my team and I took over the business back in the fall almost a year ago, I indicated we would conduct a thorough and relatively quick evaluation of the company's strategic direction. We concluded that we needed to do fewer things and do them very well. We needed to increase our focus and investment in our MRF product line and leverage our Trillium and software expertise into differentiated solutions, while at the same time canceling or selling non-core products lines. We also realized the organization and site structure was too complex resulting in too high a cost structure. We have delivered on the objectives set forth last year by:

•	Bringing cash back on the balance sheet through positive cash flow, excluding restructuring activities

•	Prioritizing our best market opportunities based on our strengths, overall technology, market position, and customer relationships

•
Testing the merits of potentially monetizing or managing for cash certain non-strategic product lines to drive overall company focus and bring cash onto the balance sheet. The actions completed or planned as of the earnings release date are:

◦	OS-9 software divestiture;

◦	Security gateway product cancellation;

◦	Manage for cash our low end Com Express product line; and

◦	Dramatically improve the profitability of Radisys through substantial cost reduction and quality improvement.
Our overall plan is to reduce annual gross expenses by approximately $20 million over the next 18 months, resulting in 2014 operating expense of approximately $80 million with an additional $6 million reduction to be realized as we exit 2014. We have and will continue to reduce the cost and complexity of our organization structure.
Our top three strategic priorities are:

•	At least double our MRF revenue in the next three years

We have a strong foundation in audio conferencing and are successfully leveraging our knowledge base to attack a broader market with our new carrier grade MPX-12000 and recently launched virtualized MPX-OS software. We are now in 14 trials supporting transcoding, Voice over LTE and Rich Communication Service applications with several expected to move to deployment as we enter 2014. We also are increasing our investments in this area to ensure we capture the market's momentum.
Given our solid incumbent position in audio conferencing, the demonstrated profitability profile, and our technology and product leadership in markets with accelerating growth, MRF alone has the opportunity to create meaningful Radisys shareholder value.

•	Grow our Trillium software and solutions revenue 20% per year

The 40% increase in our pipeline of new license and professional service opportunities has been enabled by focusing and leveraging our domain expertise in LTE software, especially small cells, and extending it into other adjacent markets and applications that leverage similar small cell technology.
Our goal is to become embedded and deeply intertwined in as many carrier radio access networks as possible while also providing differentiated telecom solutions to reduce network cost and complexity, thereby enhancing the value of Trillium software and solutions to our company.

•
Make our Platforms products profitable and focus investment on enabling a virtualized platform to capitalize on the market's transition to SDN or software defined networks and NFV or network function virtualization.

We have initiated plans to reduce annual gross expenses by approximately $20 million over the next 18 months, resulting in 2014 expense of approximately $80 million with an additional $6 million reduction to be realized as we exit 2014. In addition to returning the company to profitability, these reductions will enable us to make the desired MRF investments mentioned earlier.”

Third Quarter 2013 Outlook

•
Revenue is expected to be between $55.0 million and $60.0 million resulting primarily from long expected decreases in our COMe/RMS and Other Legacy telecommunications revenue. ATCA will also reflect a modest sequential decrease and will be approximately flat year on year. Somewhat offsetting the decline in our Platforms products is an expected 15% to 20% increase in Software-Solutions.

•	Non-GAAP gross margin is expected to rise to approximately 34% to 36% of sales resulting from the expected sequential quarterly increase in high margin Software-Solutions revenue.

•	Non-GAAP R&D and SG&A expenses are expected to increase $0.5 million.

•	Non-GAAP net income is expected to be between a loss of $0.11 per share and earnings of $.01 per share.

•
An expected increase in Software-Solutions and ATCA revenue, combined with an approximate $1.0 million expense reduction is expected to enable the Company to restore non-GAAP profitability in the fourth quarter of 2013.

Mr. Bronson continued, “We are excited about the tangible momentum building for our Software-Solutions offerings and believe our strategy will build meaningful long-term shareholder value. I also feel very good about our plans to maintain our leadership position in carrier grade platforms, while at the same time improving the profitability of these products. We are building momentum and taking the necessary steps to transform Radisys into a profitable company with $240 to $250 million in revenue, approximately 40% gross margin, and 10% operating income as we exit 2014.”

Conference Call and Webcast Information

Radisys will host a conference call on Tuesday, July 30, 2013 at 5:00 p.m. ET to discuss its second quarter 2013 results and the financial and business outlook for the third quarter 2013. To supplement the conference call Radisys will also be presenting a slide deck which may be accessed per the details included below.

To participate in the live conference call, dial 800-230-1085 in the U.S. and Canada or 612-288-0329 for all other countries and reference conference ID # 298591.  To access the live presentation please visit https://www.webmeeting.att.com, and enter meeting # 5114686455 and participant code # 904731. The live conference call will also be available via webcast on the Radisys investor relations website at http://investor.radisys.com/.

A replay of the conference call will be available two hours after the call is complete until 11:59 p.m. on Tuesday, August 13, 2013. To access the replay, dial 800-475-6701 or 320-365-3844 and reference conference ID# 298591.  A replay of the webcast will be available for an extended period of time on the Radisys investor relations website at http://investor.radisys.com/.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company's business strategy, financial outlook and expectations for the third and fourth quarters of 2013 and statements related to expense savings or reductions, operational and administrative efficiencies, revenue growth, margin improvement, financial performance and other attributes of the Company. These forward-looking statements are based on the Company's expectations and assumptions, as of the date such statements are made, regarding the Company's future operating performance and financial condition, the economy and other future events or circumstances. Actual results could differ materially from the outlook guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the Company's dependence on certain customers and high degree of customer concentration, (b) the Company's use of one contract manufacturer for a significant portion of the production of its products, (c) the anticipated amount and timing of revenues from design wins due to the Company's customers' product development time, cancellations or delays, (d) matters affecting the embedded system industry, including changes in industry standards, changes in customer requirements and new product introductions, (e) actions by regulatory authorities or other third parties, (f) cash generation, (g) changes in tariff and trade policies and other risks associated with foreign operations, (h) fluctuations in currency exchange rates, (i) the ability of the Company to successfully complete any restructuring, acquisition or divestiture activities, (j) the Company's ability to successfully manage the transition from 10G to 40G ATCA product technologies, and (k) other factors listed in the Company's reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in Radisys' Annual Report on Form 10-K for the year ended December 31, 2012, copies of which may be obtained by contacting the Company at 503-615-1100, from the Company's investor relations web site at http://investor.radisys.com/, or at the SEC's website at http://www.sec.gov. Although forward-looking statements help provide additional information about Radisys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. All information in this press release is as of July 30, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Non-GAAP Financial Measures

To supplement its consolidated financial statements in accordance with generally accepted accounting principles (GAAP), the Company's earnings release contains non-GAAP financial measures that exclude certain expenses, gains and losses, such as the effects of (a) purchase accounting adjustments, (b) amortization of acquired intangible assets, (c) stock-based compensation expense, (d) restructuring and acquisition-related charges (reversals), net, (e) impairment of goodwill, and (f) non-cash income tax expense. The Company believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that the Company believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring the Company's performance, and the Company believes that it is providing investors with financial measures that most closely align to its internal measurement processes. These non-GAAP measures are considered to be reflective of the Company's core operating results as they more closely reflect the essential revenue-generating activities of the Company and direct operating expenses (resulting in cash expenditures) needed to perform these revenue-generating activities. The Company also believes, based on feedback provided to the Company during its earnings calls' Q&A sessions and discussions with the investment community, that the non-GAAP financial measures it provides are necessary to allow the investment community to construct their valuation models to better align its results and projections with its competitors and market sector, as there is significant variability and unpredictability across companies with respect to certain expenses, gains and losses.

The non-GAAP financial information is presented using a consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP financial measures.

A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About Radisys

Radisys (NASDAQ: RSYS) is a market leader enabling wireless infrastructure solutions for telecom, aerospace, and defense applications. Radisys' market-leading ATCA, IP Media Server and Com Express platforms coupled with world-renowned Trillium software, services and market expertise enable customers to bring high-value products and services to market faster with lower investment and risk. Radisys solutions are used in a wide variety of 3G & 4G / LTE mobile network applications including: Radio Access Networks (RAN) solutions from femtocells to picocells and macrocells, wireless core network applications, Deep Packet Inspection (DPI) and policy management; conferencing and media services including voice, video and data, as well as customized mobile network applications that support the aerospace, defense and public safety markets.

Radisys® and Trillium® are registered trademarks of Radisys.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues	$65,438	$77,584	$133,616	$153,071
Cost of sales:
Cost of sales	43,756	48,542	90,062	98,547
Amortization of purchased technology	2,218	2,391	4,435	4,833
Gross margin	19,464	26,651	39,119	49,691
Operating expenses:
Research and development	12,020	11,713	23,555	24,259
Selling, general and administrative	9,527	10,173	20,623	22,173
Intangible assets amortization	1,304	1,304	2,608	2,608
Restructuring and acquisition-related charges, net	(114)	1,039	1,156	2,483
Income (loss) from operations	(3,273)	2,422	(8,823)	(1,832)
Interest expense	(281)	(422)	(613)	(843)
Other income, net	226	126	373	290
Income (loss) before income tax expense	(3,328)	2,126	(9,063)	(2,385)
Income tax expense	784	819	1,606	1,123
Net income (loss)	$(4,112)	$1,307	$(10,669)	$(3,508)

Net income (loss) per share:
Basic	$(0.14)	$0.05	$(0.37)	$(0.13)
Diluted (I),(II)	$(0.14)	$0.05	$(0.37)	$(0.13)
Weighted average shares outstanding
Basic	28,669	26,759	28,570	26,708
Diluted (I),(II)	28,669	28,256	28,570	26,708

(I)	For all periods presented, the computation of diluted earnings per share excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

(II)
For the three months ended June 30, 2012, the computation of earnings per share includes the effects of stock options, restricted stock units and escrow shares. For the three months ended June 30, 2013 and the six months ended June 30, 2013 and 2012, the computation of earnings per share excludes the effects of stock options, restricted stock units and escrow shares, as they are anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$33,926	$33,182
Accounts receivable, net	45,176	51,289
Inventories and inventory deposit, net	25,060	28,907
Other current assets	12,449	12,610
Total current assets	116,611	125,988
Property and equipment, net	16,933	17,713
Intangible assets, net	63,242	70,284
Other assets, net	14,171	18,409
Total assets	$210,957	$232,394

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$36,408	$41,191
Deferred income	6,534	9,222
Other accrued liabilities	14,483	16,769
Convertible senior notes, net	—	16,919
Line of credit	15,000	—
Total current liabilities	72,425	84,101
Convertible senior notes, net	18,000	18,000
Other long-term liabilities	4,328	4,851
Total liabilities	94,753	106,952
Shareholders' equity:
Common stock	306,254	303,724
Accumulated deficit	(190,355)	(179,686)
Accumulated other comprehensive income	305	1,404
Total shareholders’ equity	116,204	125,442
Total liabilities and shareholders’ equity	$210,957	$232,394

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$(4,112)	$1,307	$(10,669)	$(3,508)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization	5,582	5,692	11,106	11,330
Stock-based compensation expense	1,023	(1,506)	2,122	(584)
Write off of purchased computer software	(200)	—	2,868	—
Net gain from sale of software assets	43	—	(1,532)	—
Other adjustments	(320)	1,150	145	1,869
Changes in operating assets and liabilities:
Accounts receivable	5,341	(1,074)	6,671	824
Inventories and inventory deposit	(1,288)	(1,121)	3,093	3,617
Accounts payable	(730)	2,475	(4,961)	979
Deferred income	(968)	208	(2,743)	(3,172)
Other operating assets and liabilities	(188)	(3,015)	(1,000)	(8,101)
Net cash provided by operating activities	4,183	4,116	5,100	3,254
Cash flows from investing activities:
Capital expenditures	(1,679)	(2,257)	(3,378)	(5,831)
Proceeds from sale of software assets	(98)	—	1,082	—
Net cash used in investing activities	(1,777)	(2,257)	(2,296)	(5,831)
Cash flows from financing activities:
Borrowings on line of credit	—	—	15,000	—
Repayment of convertible senior notes	—	—	(16,919)	—
Proceeds from issuance of common stock	199	379	418	810
Other financing activities, net	(395)	(28)	(413)	(42)
Net cash provided by (used in) financing activities	(196)	351	(1,914)	768
Effect of exchange rate changes on cash and cash equivalents	(32)	(199)	(146)	(109)
Net increase (decrease) in cash and cash equivalents	2,178	2,011	744	(1,918)
Cash and cash equivalents, beginning of period	31,748	43,841	33,182	47,770
Cash and cash equivalents, end of period	$33,926	$45,852	$33,926	$45,852

REVENUES BY GEOGRAPHY
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
North America	$30,512	46.6%	$26,391	34.0%	$57,214	42.8%	$55,952	36.5%
Asia Pacific	19,432	29.7%	38,822	50.1%	45,954	34.4%	65,300	42.7%
Europe, the Middle East and Africa	15,494	23.7%	12,371	15.9%	30,448	22.8%	31,819	20.8%
Total	$65,438	100.0%	$77,584	100.0%	$133,616	100.0%	$153,071	100.0%

REVENUES BY PRODUCT GROUP
(In thousands, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
ATCA Platforms	$31,722	48.5%	$36,518	47.1%	$66,540	49.8%	$74,181	48.5%
Software-Solutions	12,612	19.3	16,102	20.7	24,261	18.1	28,162	18.4
COM Express and Rackmount Server	14,218	21.7	11,931	15.4	28,845	21.6	24,103	15.7
Other Products	6,886	10.5	13,033	16.8	13,970	10.5	26,625	17.4
Total Revenues	$65,438	100.0%	$77,584	100.0%	$133,616	100.0%	$153,071	100.0%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES AND AS A PERCENT OF REVENUES
(In thousands, except per share amounts, unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2013		2012		2013		2012
REVENUES:
GAAP revenues	$65,438		$77,584		$133,616		$153,071
(a) Purchase accounting adjustments	—		111		—		300
Non-GAAP revenues	$65,438		$77,695		$133,616		$153,371

GROSS MARGIN:
GAAP gross margin	$19,464	29.7%	$26,651	34.4%	$39,119	29.3%	$49,691	32.5%
(a) Purchase accounting adjustments	—		111		—		300
(b) Amortization of acquired intangible assets	2,218		2,391		4,435		4,833
(c) Stock-based compensation	111		(134)		241		(205)
(d) Restructuring and acquisition-related charges, net	—		57		—		62
Non-GAAP gross margin	$21,793	33.3%	$29,076	37.4%	$43,795	32.8%	$54,681	35.7%

RESEARCH AND DEVELOPMENT:
GAAP research and development	$12,020	18.4%	$11,713	15.1%	$23,555	17.6%	$24,259	15.8%
(c) Stock-based compensation	(234)		296		(483)		(31)
Non-GAAP research and development	$11,786	18.0%	$12,009	15.5%	$23,072	17.3%	$24,228	15.8%

SELLING, GENERAL AND ADMINISTRATIVE:
GAAP selling, general and administrative	$9,527	14.6%	$10,173	13.1%	$20,623	15.4%	$22,173	14.5%
(c) Stock-based compensation	(678)		1,076		(1,398)		410
Non-GAAP selling, general and administrative	$8,849	13.5%	$11,249	14.5%	$19,225	14.4%	$22,583	14.7%

INCOME (LOSS) FROM OPERATIONS:
GAAP income (loss) from operations	$(3,273)	(5.0)%	$2,422	3.1%	$(8,823)	(6.6)%	$(1,832)	(1.2)%
(a) Purchase accounting adjustments	—		111		—		300
(b) Amortization of acquired intangible assets	3,522		3,695		7,043		7,441
(c) Stock-based compensation	1,023		(1,506)		2,122		(584)
(d) Restructuring and acquisition-related charges, net	(114)		1,096		1,156		2,545
Non-GAAP income from operations	$1,158	1.8%	$5,818	7.5%	$1,498	1.1%	$7,870	5.1%

NET INCOME (LOSS):
GAAP net income (loss)	$(4,112)	(6.3)%	$1,307	1.7%	$(10,669)	(8.0)%	$(3,508)	(2.3)%
(a) Purchase accounting adjustments	—		111		—		300
(b) Amortization of acquired intangible assets	3,522		3,695		7,043		7,441
(c) Stock-based compensation	1,023		(1,506)		2,122		(584)
(d) Restructuring and acquisition-related charges, net	(114)		1,096		1,156		2,545
(f) Income taxes	440		512		973		645
Non-GAAP net income	$759	1.2%	$5,215	6.7%	$625	0.5%	$6,839	4.5%

GAAP weighted average diluted shares	28,669		28,256		28,570		26,708
Escrow shares	—		—		30		1,344
Dilutive equity awards included in
non-GAAP earnings per share	729		630		715		814
Convertible senior notes dilutive shares (I)	—		3,470		—		—
Non-GAAP weighted average diluted shares (I)	29,398		32,356		29,315		28,866
GAAP net loss per share (diluted)	$(0.14)		$0.05		$(0.37)		$(0.13)
Non-GAAP adjustments detailed above	0.17		0.12		0.39		0.37
Non-GAAP net income per share (diluted) (I)	$0.03		$0.17		$0.02		$0.24

(I) For the three months ended June 30, 2012, the diluted earnings per share calculation includes interest costs, net of tax benefit, related to dilutive equity shares underlying our 2013 and 2015 convertible senior notes. For the three months ended June 30, 2013 and the six months ended June 30, 2013 and 2012, the diluted earnings per share calculation excludes the effects of the Company's 2013 and 2015 convertible senior notes, as they are anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) PER SHARE
(In millions, except per share amounts, unaudited)

	Three Months Ended
	September 30, 2013
	Low End	High End
GAAP net loss	$(12.8)	$(9.0)
(b) Amortization of acquired intangible assets	3.4	3.4
(c) Stock-based compensation	1.2	1.2
(d) Restructuring and acquisition-related charges, net	4.2	4.2
(f) Income taxes	0.8	0.5
Total adjustments	9.6	9.3
Non-GAAP net income (loss)	$(3.2)	$0.3

GAAP weighted average shares	28,900	28,900
Non-GAAP adjustments	—	800
Non-GAAP weighted average shares (diluted) (I)	28,900	29,700

GAAP net loss per share	$(0.44)	$(0.31)
Non-GAAP adjustments detailed above	0.33	0.32
Non-GAAP net income (loss) per share (diluted) (I)	$(0.11)	$0.01

(I)
For the three months ended September 30, 2013 guidance for the diluted earnings per share calculation excludes the effects of the shares underlying our convertible senior notes as the inclusion would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
GROSS MARGIN
(unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2013
GAAP	31.3%
(b) Amortization of acquired intangible assets	3.4
(c) Stock-based compensation	0.3
Non-GAAP	35.0%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
RESEARCH AND DEVELOPMENT EXPENSE AND
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE
(In millions, unaudited)

Estimates at the midpoint of the guidance range
Three Months Ended
September 30, 2013
GAAP	$22.3
(c) Stock-based compensation	(1.1)
Non-GAAP	$21.2

The Company excludes the following expenses, reversals, gains and losses from its non-GAAP financial measures, when applicable:

(a) Purchase accounting adjustments: Purchase accounting adjustments consistent of the impact to revenues and cost of sales associated with adjusting deferred revenue and inventories of acquired companies to fair value. For deferred revenue, as is the case with our existing business, at the time of acquisition, the acquired business recorded deferred revenue related to past transactions for which revenue would have been recognized by the acquired entity in future periods as revenue recognition criteria were satisfied. However, purchase accounting rules require us to write down a portion of this deferred revenue to its then current fair value, which is equivalent to the cost to complete the outstanding obligations required to earn the deferred revenue plus a reasonable margin. Consequently, in post-acquisition periods, we do not recognize the full amount of this deferred revenue. When measuring the performance of our business, however, we add back non-GAAP revenue associated with deferrals for which no future obligations existed as well as obligations we assumed to provide maintenance or support to customers of the acquired business that were excluded as a result of these purchase accounting adjustments. We believe that the non-GAAP revenue disclosures enhance investors' ability to conduct period-over-period analyses of our results that reflect the full impact of the acquired business's results together with the results from our pre-existing products and services.

In addition, the non-GAAP financial results exclude the impact to cost of sales from the markup of inventories required by GAAP as part of the fair value adjustments required under purchase accounting for business combinations. This results from marking the acquired company's inventory to fair value at the time of acquisition. This charge is not factored into management's evaluation of potential acquisitions or our performance after completion of acquisitions, because it is not related to our core operating performance, and the frequency and amount of this type of charge can vary significantly based on the size and timing of our acquisitions. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

(b) Amortization of acquired intangible assets: Amortization of acquisition-related intangible assets primarily relate to core and existing technologies, patents, trade name and customer relationships that were acquired with the acquisitions of Continuous Computing, Convedia, MCPD and Pactolus. The Company excludes the amortization of acquisition-related intangible assets because it does not reflect the Company's ongoing business and it does not have a direct correlation to the operation of the Company's business. In addition, in accordance with GAAP, the Company generally recognizes expenses for internally-developed intangible assets as they are incurred, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, the Company generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired. As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, the Company believes it is useful to provide, as a supplement to its GAAP operating results, non-GAAP financial measures that exclude the amortization of acquired intangibles in order to enhance the period-over-period comparison of its operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(c) Stock-based compensation: Stock-based compensation consists of expenses recorded under GAAP, in connection with stock awards such as stock options, restricted stock awards and restricted stock units granted under the Company's equity incentive plans and shares issued pursuant to the Company's employee stock purchase plan. The Company excludes stock-based compensation from non-GAAP financial measures because it is a non-cash measurement that does not reflect the Company's ongoing business and because the Company believes that investors want to understand the impact on the Company of the adoption of the applicable GAAP surrounding share based payments; the Company believes that the provision of non-GAAP information that excludes stock-based compensation improves the ability of investors to compare its period-over-period operating results, as there is significant variability and unpredictability across companies with respect to this expense.

(d) Restructuring and acquisition-related charges, net: Restructuring and acquisition-related charges, net: Restructuring primarily relates to activities engaged in by the Company's management to simplify and focus its infrastructure. Restructuring and other charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although the Company has engaged in various restructuring activities over the past several years, each has been a discrete event based on a unique set of business objectives. The Company does not engage in restructuring activities in the ordinary course of business. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures because it enhances the ability of investors to compare the Company's period-over-period operating results.

In addition to restructuring activities, we exclude certain other acquisition-related items including the following, when applicable: (i) integration related charges; and (ii) acquisition-related charges. Acquisitions result in non-recurring operating expenses, which would not otherwise have been incurred by us in the normal course of our business operations. Integration charges include, among other things, expenses associated with operational consolidation, training, rebranding and consulting.  Acquisition-related charges include transaction fees and legal and professional service expenses incurred in connection with our acquisitions. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

(e) Impairment of goodwill: The goodwill impairment charge relates to a write down of balances associated with previous acquisitions. The Company excludes the goodwill impairment charge because it is unusual in nature and does not reflect the operation of the Company's ongoing business. Additionally, its exclusion enhances the ability of investors to compare the Company’s period-over-period operating results.

(f) Income taxes: Non-GAAP income tax expense is equal to the Company's projected cash tax expense. Adjustments to GAAP income tax expense are required to eliminate the recognition of tax expense from profitable entities where we utilize deferred tax assets to offset current period tax liabilities. We believe that providing this non-GAAP figure is useful to our investors as it more closely represents the true economic impact of our tax positions.